EXHIBIT 10(s)

Assignment, Assumption and Consent Agreement dated as of January 27, 1997 by and among Bobeck Medical Distribution, Owen Bros.
Enterprises and the Company.


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                      ASSIG14MENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of January 27, 1997, by and among Graham-Field Express (Dallas), Inc., a Delaware corporation ("Buyer"), and Bob Crabtree, an individual doing business as a sole proprietor under the name "Bobeck Medical Distributors" ("Seller").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a certain Asset Purchase Agreement, dated as of January __, 1997 (the "Purchase Agreement") by and between Buyer and Seller, Buyer has acquired the business of the Seller;

      WHEREAS, in partial consideration for the transactions contemplated by the Purchase Agreement, Buyer has agreed to assume, pay, perform, and discharge certain liabilities and obligations of Seller under and pursuant to the Purchase Agreement; and

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

            2. Assignment and Transfer. Seller hereby grants, transfers, sells, conveys, assigns and delivers to Buyer all of its right, title and interest in and to all of the Assets, TO HAVE AND TO HOLD the same unto its successors and assigns forever. The assets include each of the assets, properties, rights and claims described in Section 1.01 of the Purchase Agreement. Seller warrants that it has conveyed title to the Assets as set forth in the Purchase Agreement. It is expressly understood that this instrument is intended solely to restate, and not in any manner to amend, modify, enlarge or limit any warranties or agreements contained in, the Purchase Agreement.

            3. Power of Attorney. Seller hereby irrevocably constitutes and appoints Buyer, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of Seller, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby sold, transferred, conveyed, assigned or delivered, or intended so to be sold, transferred, conveyed, assigned or delivered and to prosecute any claim relating to any thereof, whether at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.


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            4. Assumptigm. Buyer hereby assumes and undertakes to pay, perform and otherwise discharge, as the same become due in accordance with their respective terms, the Assumed Liabilities as set f orth in Schedule 1. 02 (a) of the Purchase Agreement, and Buyer hereby indemnities and holds Seller harmless from payment, performance or other liability related to the Assumed Liabilities as set forth in Section 1.02(a) of the Purchase Agreement.

            5. Effect of Instrument. Except for the Assumed Liabilities expressly assumed by Buyer under the terms of Section 4 above, Buyer is not assuming nor shall in any way be liable, directly or indirectly, for any other obligation or liability of, or any litigation or claim against, Seller of any nature whatsoever. Buyer and Seller acknowledge that this instrument is intended solely to restate, and not in any manner to modify, amend, enlarge, or limit the liabilities and obligations being assumed by Buyer under the terms of the Purchase Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed on its behalf by a duly authorized officer all as of the date first written:

                                                  GRAHAM-FIELD EXPRESS
                                                    (DALLAS), INC.


                                                  By:_______________________
                                                     Name:__________________
                                                     Title:_________________


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